UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced by InspireMD, Inc. (the “Company”) in its Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 29, 2016, the Company’s 1-for-25 reverse stock split of its issued and outstanding shares of common stock (the “Reverse Stock Split”) became effective as of 5:00 p.m. Eastern Time on October 7, 2016 (the “Effective Time”). In connection with the Reverse Stock Split and as previously announced by the Company in its Current Report on Form 8-K that was filed with the Securities and Exchange Commission on October 6, 2016, the number of shares of common stock issuable upon exercise of the Company’s outstanding warrants traded on the NYSE MKT under the symbol “NSPR.WS” (the “Warrants”) and the exercise price for such Warrants were adjusted in proportion to the Reverse Stock Split. Accordingly, as of the Effective Time, each Warrant became a warrant to purchase one twenty-fifth (1/25) of one share of common stock at an exercise price of $0.20 per one twenty-fifth (1/25) of one share of common stock, or $5.00 per full share of common stock (the “Warrant Term Adjustment”).

In connection with the Reverse Stock Split and the Warrant Term Adjustment, effective as of November 7, 2016, the Company will effect a 1-for-25 reverse split of the Warrants (the “Warrant Reverse Split”), so that every twenty-five (25) issued and outstanding Warrants will be combined into a Warrant to purchase one (1) share of common stock at an exercise price of $5.00 per share of common stock. Beginning on November 7, 2016, the Warrants will trade on the NYSE MKT on a split adjusted basis. Warrants exercised on or prior to November 7, 2016, will be on a pre-Warrant Reverse Split basis. The Warrants will continue to trade on the NYSE MKT under the symbol “NSPR.WS.” The new CUSIP number for the Warrants following the Warrant Reverse Split will be 45779A 127.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: November 4, 2016	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer